UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 19, 2015

TCW Direct Lending LLC

(Exact name of registrant as specified in its charter)

Delaware	814-01069	46-5327366
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Clarendon Street Boston, Massachusetts	02116
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 936-2275

865 S Figueroa Street

Los Angeles, California 90017

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sales of Equity Securities.

On March 19, 2015, TCW Direct Lending LLC (the “Company”) completed its final private placement of its Common Units by entering into additional subscription agreements with certain investors for the subscription of 5,686,188 Common Units of the Company for an aggregate offering price of $568,618,800. No underwriting discounts or commissions have been or will be paid in connection with the sale of such Common Units. Under the terms of the subscription agreements and related offering documents, the Company may draw down all or any portion of the undrawn commitment with respect to each Common Unit generally upon at least ten (10) business days’ prior written notice to the unitholders; provided that the initial drawdown may be made upon at least five (5) business days’ prior written notice. As of the date of this Current Report on Form 8-K, (i) investors have entered into subscription agreements for 20,134,698 Common Units of the Company issued and outstanding, representing a total of $2,013,469,800 of committed capital; and (ii) the Company is not currently planning to enter into any additional subscription agreements for the private placement of its Common Units.

The Common Units will be issued in private transactions not involving any public offering and therefore exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(a)(2) thereof, and Rule 506(c) of Regulation D thereunder.

The Company is a direct lending investment company that seeks to generate attractive risk-adjusted returns primarily through direct investments in senior secured loans to middle market companies or other borrowers. The Company looks to partners with senior management teams, financial intermediaries, business owners, asset-based lenders, and financial sponsors to provide customized financing solutions across a broad variety of industries. The Company’s investment bias will be towards adjustable-rate, senior secured loans, including unitranche structures. The Company expects its typical investment to range between $25 million and $150 million and will consider financings for many different purposes, including corporate acquisitions, growth opportunities, liquidity needs, rescue situations, recapitalizations, bridge loans, debtor-in-possession loans and Chapter 11 exits.

The Company will be managed by a group of senior investment professionals led by Richard Miller (the “Direct Lending Team”). The Direct Lending Team is launching the Company as its sixth direct lending fund and will utilize the same investment strategy developed and implemented over the past 14 years of investing in the middle market. The Direct Lending Team joined the TCW Group in December 2012 and was previously with Regiment Capital Advisors, LP, an independent investment manager based in Boston, Massachusetts. The Direct Lending Team is comprised of eleven senior professionals all of whom have extensive capital market experience, including transaction origination, structuring, negotiation, due diligence, and portfolio management in the public and private markets across a wide spectrum of securities and industries. The Direct Lending Team has a track record of closing deals on time and on the terms proposed. The strategy is committed to being a long-term, creative and value-enhancing partner.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TCW DIRECT LENDING LLC

Date: March 24, 2015	By:	/s/ James Krause
	Name:	James Krause
	Title:	Chief Financial Officer